EXHIBIT 99.01

Chegg Announces First Quarter 2023 Earnings

SANTA CLARA, Calif., May 1, 2023 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE:CHGG), the leading student-first connected learning platform, today reported financial results for the three months ended March 31, 2023.

“As artificial intelligence technology continues to evolve at a rapid pace, we are embracing it aggressively and prioritizing our investments to meet this opportunity,” said Dan Rosensweig, CEO & President of Chegg, Inc. “We believe we are in the best position to take advantage of the advancements in AI for the benefit of students, because we can leverage our proprietary data, our 150,000+ experts, and our decade-plus years of experience as we launch CheggMate.”

First Quarter 2023 Highlights

•Total Net Revenues of $187.6 million, a decrease of 7% year-over-year
•Subscription Services Revenues declined 3% year-over-year to $168.4 million, or 90% of total net revenues, compared to 86% in Q1 2022
•Net Income was $2.2 million
•Non-GAAP Net Income was $38.1 million
•Adjusted EBITDA was $57.6 million
•5.1 million Subscription Services subscribers, a decrease of 5% year-over-year

Total net revenues include revenues from Subscription Services and Skills and Other. Subscription Services includes revenues from our Chegg Study Pack, Chegg Study, Chegg Writing, Chegg Math, and Busuu offerings. Skills and Other includes revenues from Thinkful, Advertising, and any other revenues not included in Subscription Services.

For more information about non-GAAP net income and adjusted EBITDA, and a reconciliation of non-GAAP net income to net income, and adjusted EBITDA to net income, see the sections of this press release titled, “Use of Non-GAAP Measures,” “Reconciliation of Net Income to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook

Second Quarter 2023

•Total Net Revenues in the range of $175 million to $178 million
•Subscription Services Revenues in the range of $159 million to $162 million
•Gross Margin between 72% and 73%
•Adjusted EBITDA in the range of $53 million to $55 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net loss to EBITDA and adjusted EBITDA for the second quarter 2023, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website https://investor.chegg.com.

Prepared Remarks - Dan Rosensweig, CEO & President Chegg, Inc.

Thank you, Tracey and welcome everyone to our 2023 Q1 earnings call. Chegg had a solid quarter, ending Q1 above our guidance on total revenue and adjusted EBITDA. As we shared with you during our last call, we believe that generative AI and large language models are going to affect society and business, both positively and negatively, at a faster pace than people are used to. Education is already being impacted and, over time, we believe that this will advantage Chegg.

In the first part of the year, we saw no noticeable impact from ChatGPT on our new account growth and we were meeting expectations on new sign-ups. However, since March we saw a significant spike in student interest in ChatGPT. We now believe it’s having an impact on our new customer growth rate.

Fortunately, we continue to see very strong retention rates, suggesting that those students who already understand the value of Chegg continue to choose us and retain us at high rates. We are also expecting a positive recovery in enrollment trends, which historically would be good news for Chegg. Because it’s too early to tell how this will play out, we believe that it’s prudent to be more cautious with our forward outlook. Therefore, we intend to provide only the next quarter’s guidance at this time and Andy will walk you through those details shortly.

We can all see that AI technology is evolving at a very rapid pace, and at Chegg we are embracing it aggressively and immediately. Throughout my career, I have witnessed the most significant technology platform shifts - from the creation of the internet to the explosion of mobile, and the movement of software to the cloud - and we believe that AI is the next big shift. Several months ago, I met with Sam Altman to discuss the future of AI and education and coming out of those discussions, we quickly reoriented our company to focus and prioritize on the utilization and incorporation of AI into Chegg services.

The first big step is the introduction of CheggMate, which we recently announced in cooperation with OpenAI. CheggMate will harness the power of ChatGPT, paired with our proprietary data and subject matter experts, to make learning more personalized, adaptive, accurate, fast, and effective – all in an easy to use and conversational manner. The combination of Chegg’s experience over the last 13 years of improving student outcomes, and our proprietary learning taxonomy, the 150,000 subject matter experts in our network, and the billions of pieces of unique learning content that Chegg owns, when coupled with the real-time conversational nature of ChatGPT will establish CheggMate as a powerful and distinctive learning tool, offered exclusively from Chegg.

Based on our research, 85% of students would prefer to have human experts involved in their study support, which is why we believe that the future of learning is a blend of AI technology with human-based support to build trust and ensure accuracy and relevancy. Ultimately, we believe the introduction of CheggMate will lead to an increase in the size of the market we serve and strengthen our relationship with our users, while reducing content costs.

Large language models are currently used horizontally, similar to search, but history suggests, that over time, focused and category leading verticals are where enduring value is created. CheggMate is being designed for learning and tailored to an individual student’s learning style and needs. It will offer personalized assessments, practice tests, and instant feedback along with Chegg’s proprietary step-by-step solutions. We are moving very fast with a beta launch of CheggMate later this month and, as we test and iterate, we will expand access throughout the year.

As with all Chegg services, our goal is to deliver improved outcomes and overwhelming value. With our recently introduced partner offerings from DoorDash and Calm, we are seeing the benefits of adding non-academic content to our subscriptions with improved retention. These value-added partnerships are creating more value for our subscribers and strengthening the Chegg brand, and we expect to add more offers in the future.

Our partnership with Guild also continues to perform extremely well and we see an even bigger opportunity ahead for us in our Skills business. We are introducing new offerings, including Busuu, our award-winning language learning product, as we expand the catalog of course offerings through Guild. Other new additions include UX Design and Frontline Leadership programs, while future courses will focus on the latest advancements in artificial intelligence to meet both student and employer demand. To improve learning outcomes even more, we expect to add real-time conversational support to all of our skills-based courses, which we believe will improve completion rates.

While we are talking about Skills, I want to take a moment to acknowledge the recent news that John Fillmore, President of our Skills business, will be leaving Chegg after 10 years. John is ready to take another big step in his own career, one which we wholeheartedly support. John served in a variety of key roles at Chegg during his tenure and I cannot thank him enough for his friendship, counsel, wisdom, and leadership over the last decade. I also want to take the opportunity to welcome Colin Coggins, who joins us today as our Senior Vice President of Chegg Skills.

Our priorities outside of North America are to make our services more personalized and accessible to everyone and to localize content and pricing so we can expand into new geographic markets. To that end, in Q3 we plan to roll-out a new payment system for India to capture customers during the peak back-to-school season. And in countries like Turkey, Mexico, India, and South Africa, we continue to see our roll-out of local subscription pricing or localized content and user experiences as a growth lever. In fact, Q1 2023 was an all-time high for app acquisitions in Mexico, where we recently rolled out our localized app.

We are excited and optimistic about the future and are moving fast to leverage the best of AI to advantage the student. Our unique position in the industry, coupled with our deep expertise in learning, enables us to make this future a reality and will enable us to grow our business for the benefit of our customers and our shareholders. These transitions don’t happen overnight and are rarely smooth at the start. Our position as a category leader and our focus exclusively on the needs of students, has led to great brand recognition and incredible customer loyalty for Chegg. With 13 years of experience educating students, our proprietary and proven learning taxonomy, our billions of pieces of unique learning content – created by more than 150,000 subject matter experts – combined with exciting benefits of AI, will propel Chegg into the future. We are embarking on a new chapter for our industry and certainly for Chegg and we are making the adjustments we need to meet this opportunity head on. We are confident we have the brand, platform, balance sheet, operating model, and experience to make the appropriate investments needed for the future and enhance our position as a leader in the industry.

And with that I will turn it over to Andy…

Prepared Remarks - Andy Brown, CFO Chegg, Inc.

Thanks Dan and good afternoon everyone.

Q1 was a solid quarter as we met or exceeded our revenue and adjusted EBITDA guidance and delivered strong cash flow. Total revenue was $188 million, driven by Subscription Services revenue of $168 million. During the quarter we had approximately 5.1 million subscribers on the platform. Skills and Other revenue was $19 million, driven by strong growth in Skills offset primarily by the change in Required Materials model, which is now a revenue share. Gross margin came in slightly higher than expected which contributed to adjusted EBITDA beating guidance, which came in at $58M, or 31% margin, and free cash flow was $56 million, the result of a strong operating performance and higher interest rates, with interest income contributing $11 million in the quarter, an increase of $10M from the year-ago quarter.

Looking at the balance sheet, we ended the quarter with $1.2 billion of cash and investments. During the quarter, we entered into an accelerated share repurchase agreement of $150 million which we expect will reduce outstanding shares by approximately 7% percent and will be completed during Q2. We continue to believe the combination of our operating model, balance sheet, and cash flows are among the strongest in the education industry, which will allow us to continue to drive long-term shareholder value.

Moving on to guidance. While we continue to have confidence in our ability to forecast the current quarter, given recent industry developments our visibility beyond that is less certain. As such, we will be guiding to the current quarter only, while these conditions exist. Given this limited visibility, we are also evaluating areas to reduce existing expenses and CAPEX to maintain industry-leading margins and cash flow, even as we lean into important investments in AI.

For Q2 we expect:

•Total revenue to be between $175 and $178 million,
•With Subscription Services revenue between $159 and $162 million,
•Gross margin between 72% and 73%,
•And adjusted EBITDA between $53 and $55 million.

In closing, we expect our investments in AI will drive long term shareholder value as we believe embracing this technology allows us to better serve students. And we believe there is nobody better equipped to meet the current or future needs of students, than Chegg. With an industry-leading brand, as well as a strong operating model and balance sheet that allows for investments, all while driving best-in-class margins and cash flows.

With that, I’ll turn the call over to the operator for your questions.

Conference Call and Webcast Information

To access the call, please dial 1-877-407-4018, or outside the U.S. +1-201-689-8471, five minutes prior to 1:30 p.m. Pacific Daylight Time (or 4:30 p.m. Eastern Daylight Time). A live webcast of the call will also be available at https://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 4:30 p.m. Pacific Daylight Time (or 7:30 p.m. Eastern Daylight Time) on May 1, 2023, until 8:59 p.m. Pacific Standard Time (or 11:59 p.m. Eastern Standard Time) on May 8, 2023, by calling 1-844-512-2921, or outside the U.S. +1-412-317-6671, with Conference ID 13737624. An audio archive of the call will also be available at https://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, https://www.chegg.com/press, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor https://www.chegg.com/press, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Millions of people all around the world Learn with Chegg. Our mission is to improve learning and learning outcomes by putting students first. We support life-long learners starting with their academic journey and extending into their careers. The Chegg platform provides products and services to support learners to help them better understand their academic course materials, and also provides personal and professional development skills training, to help them achieve their learning goals. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Media Contact: Emma McCulloch, press@chegg.com
Investor Contact: Tracey Ford, IR@chegg.com

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including adjusted EBITDA, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP weighted average shares, non-GAAP net income per share, and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net Income to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for print textbook depreciation expense and to exclude share-based compensation expense, other income, net, acquisition-related compensation costs, and transitional logistic charges; (2) non-GAAP operating expenses as operating expenses excluding share-based compensation expense, amortization of intangible assets, and acquisition-related compensation costs; (3) non-GAAP income from operations as (loss) income from operations excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, and transitional logistic charges; (4) non-GAAP net income as net income excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, amortization of debt issuance costs, transitional logistic charges, and including the income tax effect of non-GAAP adjustments; (5) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of shares for stock plan activity and shares related to our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding; (6) non-GAAP net income per share is defined as non-GAAP net income divided by non-GAAP weighted average shares outstanding; and (7) free cash flow as net cash provided by operating activities adjusted for purchases of property and equipment, purchases of textbooks and proceeds from disposition of textbooks. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net Income to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” tables below, each of the non-GAAP financial measures excludes or includes one or more of the following items:

Share-based compensation expense.

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets.

Chegg amortizes intangible assets, including those that contribute to generating revenues, that it acquires in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Chegg believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations and provides investors with a better comparison of period-over-period operating results. No corresponding adjustments have been made related to revenues generated from acquired intangible assets.

Acquisition-related compensation costs.

Acquisition-related compensation costs include compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

Amortization of debt issuance costs.

The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors with a better comparison of period-over-period operating results.

Transitional logistics charges.

The transitional logistics charges represent incremental expenses incurred as we transition our print textbooks to a third party. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Income tax effect of non-GAAP adjustments.

In the periods following the release of our U.S. valuation allowance, we utilize a non-GAAP effective tax rate of 24% for evaluating our operating results, which is based on our current mid-term projections. This non-GAAP tax rate could change for various reasons including, but not limited to, significant changes resulting from tax legislation, changes to our corporate structure and other significant events. Chegg believes that the inclusion of a non-GAAP provision for income tax adjustments provides investors with a better comparison of period-over-period operating results.

Effect of shares for stock plan activity.

The effect of shares for stock plan activity represents the dilutive impact of outstanding stock options, RSUs, and PSUs calculated under the treasury stock method.

Effect of shares related to convertible senior notes.

The effect of shares related to convertible senior notes represents the dilutive impact of our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding as they were antidilutive on a GAAP basis.

Free cash flow.

Free cash flow represents net cash provided by operating activities adjusted for purchases of property and equipment and purchases of textbooks and including proceeds from the disposition of textbooks. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment and textbooks, which can then be used to, among other things, invest in Chegg's business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg's cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding our future growth and the future of learning, the impact of artificial intelligence (AI) technology on our financial condition and results of operations, our investments in AI driving long-term shareholder value and allowing us to better serve students, our ability to build and utilize AI tools (including CheggMate), leveraging AI to increase the size of the market we serve, strengthen our user relationships, and reduce content costs, the development and features of CheggMate, the timeline for CheggMate's availability and its ability to make learning more personalized, adaptive, accurate, fast, and effective in an easy to use and conversational manner, expectations regarding Chegg's execution against its strategic objectives, student enrollment trends, our expansion into international markets, increasing our international subscriber base through local pricing, content, and user experience, the expansion of our current partnership with Guild, our partnerships (such as those with Calm and DoorDash) creating value for our subscribers and strengthening our brand, our plan to add similar offers with more partners, our new skills offerings and our ability to improve completion rates, Chegg being in the best position to take advantage of advancements in AI, Chegg’s ability to leverage its data, experts and experience for the benefit of students, the impact of ChatGPT on new account growth and retention, the completion of our accelerated share repurchase, our ability to drive long term shareholder value, our ability to forecast the current quarter, our ability to maintain margins and cash flow, our financial guidance, as well as those included in the investor presentation referenced above, those included in the “Prepared Remarks” sections above, and all statements about Chegg’s outlook under “Business Outlook.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of AI technology on Chegg’s business and the economy generally; Chegg’s ability to attract new, and retain existing, students, to increase student engagement, and to increase monetization; Chegg’s brand and reputation; changes in employment and wages and the uncertainty surrounding the evolving educational landscape, enrollment and student behavior; Chegg’s ability to expand internationally; changes in search engine methodologies that modify Chegg’s search result page rankings, resulting in decreased student engagement on Chegg’s website; the success of Chegg’s new product offerings, including CheggMate; competition in aspects of Chegg’s business, and Chegg's expectation that such competition will increase; Chegg’s ability to innovate in response to technological and market developments, including artificial intelligence; Chegg’s ability to maintain its services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; third-party payment processing risks; adoption of government regulation of education unfavorable to Chegg; the rate of adoption of Chegg’s offerings; mobile app stores and mobile operating systems making Chegg’s apps and mobile website available to students and to grow Chegg’s user base and increase their engagement; colleges and governments restricting online access or access to Chegg’s services; Chegg’s ability to strategically take advantage of new opportunities; competitive developments, including pricing pressures and other services targeting students; Chegg’s ability to build and expand its services offerings; Chegg’s ability to integrate acquired businesses and assets; the impact of seasonality and student behavior on the business; the outcome of any current litigation and investigations; Chegg’s ability to effectively control operating costs; regulatory changes, in particular concerning privacy, marketing, and education; changes in the education market, including as a result of AI technology and COVID-19; and general economic, political and industry conditions, including inflation, recession and war. All information provided in this release and in the conference call is as of the date hereof, and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 21, 2023, and could cause actual results to differ materially from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$281,302	$473,677
Short-term investments	277,864	583,973
Accounts receivable, net of allowance of $344 and $394 at March 31, 2023 and December 31, 2022, respectively	22,000	23,515
Prepaid expenses	25,486	28,481
Other current assets	30,832	34,754
Total current assets	637,484	1,144,400
Long-term investments	613,863	216,233
Property and equipment, net	201,305	204,383
Goodwill	622,679	615,093
Intangible assets, net	73,086	78,333
Right of use assets	29,770	18,838
Deferred tax assets	163,776	167,524
Other assets	19,824	20,612
Total assets	$2,361,787	$2,465,416
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$13,058	$12,367
Deferred revenue	58,568	56,273
Accrued liabilities	68,026	70,234
Total current liabilities	139,652	138,874
Long-term liabilities
Convertible senior notes, net	1,189,650	1,188,593
Long-term operating lease liabilities	23,064	13,375
Other long-term liabilities	2,662	7,985
Total long-term liabilities	1,215,376	1,209,953
Total liabilities	1,355,028	1,348,827
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share: 400,000,000 shares authorized; 119,628,297 and 126,473,827 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	120	126
Additional paid-in capital	1,120,344	1,244,504
Accumulated other comprehensive loss	(45,338)	(57,488)
Accumulated deficit	(68,367)	(70,553)
Total stockholders' equity	1,006,759	1,116,589
Total liabilities and stockholders' equity	$2,361,787	$2,465,416

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Net revenues	$187,601	$202,244
Cost of revenues(1)	49,150	55,085
Gross profit	138,451	147,159
Operating expenses:
Research and development(1)	46,907	52,415
Sales and marketing(1)	37,017	42,498
General and administrative(1)	58,973	46,870
Total operating expenses	142,897	141,783
(Loss) income from operations	(4,446)	5,376
Interest expense, net and other income, net:
Interest expense, net	(1,268)	(1,597)
Other income, net	12,076	6,180
Total interest expense, net and other income, net	10,808	4,583
Income before provision for income taxes	6,362	9,959
Provision for income taxes	(4,176)	(4,217)
Net income	$2,186	$5,742
Net income per share
Basic	$0.02	$0.04
Diluted	$0.02	$0.04
Weighted average shares used to compute net income per share
Basic	123,710	132,162
Diluted	124,304	133,270

(1) Includes share-based compensation expense as follows:
Cost of revenues	$527	$623
Research and development	10,914	11,776
Sales and marketing	2,499	4,386
General and administrative	19,806	16,299
Total share-based compensation expense	$33,746	$33,084

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$2,186	$5,742
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation expense	33,746	33,084
Other depreciation and amortization expense	25,543	20,285
Deferred income taxes	3,441	(746)
Operating lease expense, net of accretion	1,496	1,640
Amortization of debt issuance costs	1,057	1,382
Gain on foreign currency remeasurement of purchase consideration	—	(4,628)
Print textbook depreciation expense	—	1,521
Loss from write-off of property and equipment	120	626
Gain on textbook library, net	—	(610)
Other non-cash items	(5)	9
Change in assets and liabilities, net of effect of acquisition of business:
Accounts receivable	1,578	292
Prepaid expenses and other current assets	8,485	21,722
Other assets	2,803	8,342
Accounts payable	(336)	(7,534)
Deferred revenue	2,012	8,554
Accrued liabilities	(2,569)	(7,555)
Other liabilities	(6,397)	(2,091)
Net cash provided by operating activities	73,160	80,035
Cash flows from investing activities
Purchases of property and equipment	(17,166)	(29,533)
Purchases of textbooks	—	(3,692)
Proceeds from disposition of textbooks	—	2,499
Purchases of investments	(497,372)	(273,280)
Maturities of investments	407,759	342,059
Acquisition of business, net of cash acquired	—	(401,125)
Net cash used in investing activities	(106,779)	(363,072)
Cash flows from financing activities
Proceeds from common stock issued under stock plans, net	145	456
Payment of taxes related to the net share settlement of equity awards	(7,736)	(7,467)
Repurchases of common stock	(151,311)	(300,450)
Net cash used in financing activities	(158,902)	(307,461)
Effect of exchange rate changes	187	4,628
Net decrease in cash, cash equivalents and restricted cash	(192,334)	(585,870)
Cash, cash equivalents and restricted cash, beginning of period	475,854	855,893
Cash, cash equivalents and restricted cash, end of period	$283,520	$270,023

	Three Months Ended March 31,
	2023	2022
Supplemental cash flow data:
Cash paid during the period for:
Interest	$437	$437
Income taxes, net of refunds	$2,017	$1,101
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$2,866	$1,852
Right of use assets obtained in exchange for lease obligations:
Operating leases	$12,407	$2,715
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$3,941	$5,778

	March 31,
	2023	2022
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$281,302	$267,731
Restricted cash included in other current assets	63	70
Restricted cash included in other assets	2,155	2,222
Total cash, cash equivalents and restricted cash	$283,520	$270,023

CHEGG, INC.
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Net income	$2,186	$5,742
Interest expense, net	1,268	1,597
Provision for income taxes	4,176	4,217
Print textbook depreciation expense	—	1,521
Other depreciation and amortization expense	25,543	20,285
EBITDA	33,173	33,362
Print textbook depreciation expense	—	(1,521)
Share-based compensation expense	33,746	33,084
Other income, net	(12,076)	(6,180)
Acquisition-related compensation costs	2,460	3,079
Transitional logistics charges	253	348
Adjusted EBITDA	$57,556	$62,172

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Operating expenses	$142,897	$141,783
Share-based compensation expense	(33,219)	(32,461)
Amortization of intangible assets	(2,911)	(2,801)
Acquisition-related compensation costs	(2,455)	(3,069)
Non-GAAP operating expenses	$104,312	$103,452

(Loss) income from operations	$(4,446)	$5,376
Share-based compensation expense	33,746	33,084
Amortization of intangible assets	6,250	6,442
Acquisition-related compensation costs	2,460	3,079
Transitional logistics charges	253	348
Non-GAAP income from operations	$38,263	$48,329

Net income	$2,186	$5,742
Share-based compensation expense	33,746	33,084
Amortization of intangible assets	6,250	6,442
Acquisition-related compensation costs	2,460	3,079
Amortization of debt issuance costs	1,057	1,382
Transitional logistics charges	253	348
Income tax effect of non-GAAP adjustments	(7,855)	—
Non-GAAP net income	$38,097	$50,077

Weighted average shares used to compute net income per share, diluted	124,304	133,270
Effect of shares related to convertible senior notes	18,226	22,875
Non-GAAP weighted average shares used to compute non-GAAP net income per share, diluted	142,530	156,145

Net income per share, diluted	$0.02	$0.04
Adjustments	0.25	0.28
Non-GAAP net income per share, diluted	$0.27	$0.32

CHEGG, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Net cash provided by operating activities	$73,160	$80,035
Purchases of property and equipment	(17,166)	(29,533)
Purchases of textbooks	—	(3,692)
Proceeds from disposition of textbooks	—	2,499
Free cash flow	$55,994	$49,309

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

Three Months Ending June 30, 2023
Net loss	$(3,900)
Interest expense, net	1,100
Provision for income taxes	2,600
Depreciation and amortization expense	26,400
EBITDA	26,200
Share-based compensation expense	37,000
Other income, net	(12,600)
Acquisition-related compensation costs	3,400
Adjusted EBITDA*	$54,000
* Adjusted EBITDA guidance for the three months ending June 30, 2023 represent the midpoint of the range of $53 million to $55 million.